Exhibit 16

15 July 2010	Audit • Tax • Advisory

Grant Thornton LLP
175 W Jackson Boulevard, 20th Floor
U.S. Securities and Exchange Commission	Chicago, IL 60604-2687
Office of the Chief Accountant
100 F Street, NE	T 312.856.0200
Washington, DC 20549	F 312.565.4719
www.GrantThornton.com
Re: Fuel Tech, Inc. File No. 001-33059
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Fuel Tech, Inc. dated July 15, 2010; and agree with the statements concerning our Firm contained therein.
Very truly yours,
GRANT THORNTON LLP
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd